Exhibit 99.1

Xtribe, Technology-driven Geolocation-based Commerce Platform, to Go Public on Nasdaq through Proposed Business Combination with WinVest Acquisition Corp. (NASDAQ: WINV)

London, UK; Cambridge, MA – May 9, 2024 – Xtribe P.L.C. (“Xtribe”), a technology-driven platform that matches sellers of goods and services with local buyers, and WinVest Acquisition Corp. (“WinVest”) (NASDAQ: WINV), a publicly traded special purpose acquisition company, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”) with respect to a proposed business combination that is expected to result in the combined company becoming publicly listed on Nasdaq upon the closing of the transaction (the “Proposed Transaction”). Upon closing, the combined company will be renamed “Xtribe Holdings Limited”.

Xtribe’s platform is designed to enable individuals and businesses to easily trade goods and services either online or in-person by creating a virtual marketplace where users can discover, buy, and sell a wide range of products. With a focus on convenience and accessibility, Xtribe leverages advanced technologies, such as artificial intelligence and data analytics, to enhance the user experience. The platform offers features like personalized recommendations and real-time messaging to ensure efficient and secure transactions for both buyers and sellers. Xtribe seeks to empower small and medium-sized enterprises (“SMEs”) by providing them with simple and easy access to a digital presence in order to attract new customers. Xtribe also aims to support cities, towns, and neighborhoods by building local, loyal connections between buyers and sellers who want to interact face to face.

Enrico Dal Monte, Founder and Chief Executive Officer of Xtribe, commented, “We are grateful for WinVest’s commitment to our vision to change the face of e-commerce. As a listed company following the Proposed Transaction, we believe we will be able to play a leading role in the evolving global retail landscape, leveraging digital innovation with the intent to drive sales and make new connections for traditional retailers and consumers.”

Manish Jhunjhunwala, Chief Executive Officer of WinVest, said “WinVest is excited to provide a launchpad for Xtribe in the US market with a public listing. Xtribe’s goal to drive business for SMEs is inspiring, and we look forward to working with their team to drive this deal to close.”

Key Transaction Terms

The Business Combination Agreement values Xtribe at an implied equity value of approximately $141 million, assuming no redemption by WinVest’s existing public stockholders and subject to adjustment that may include additional investments in Xtribe or WinVest prior to the closing of the Proposed Transaction). Additional earnout shares may be issuable to Xtribe stockholders over time, upon achievement of certain trading price-based and/or profitability targets.

After the closing, Xtribe shareholders are expected to retain a majority of the outstanding shares of the combined company, and Xtribe would have the right to designate a majority of the initial proposed directors for the combined company’s board.

The Xtribe management team, led by founder Enrico Dal Monte, will manage the combined company after the closing of the Proposed Transaction.

The boards of directors of both Xtribe and WinVest have approved the Proposed Transaction, which is expected to be completed in late 2024, subject to, among other things, approval by WinVest’s and Xtribe’s respective shareholders, and satisfaction (or waiver, as applicable) of the conditions provided in the Business Combination Agreement, including regulatory approvals and other customary closing conditions, including a registration statement in connection with the Proposed Transaction being declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

Advisors

Chardan is acting as financial and capital markets advisor to Xtribe. Haynes and Boone, LLP is serving as legal advisor to WinVest. Cozen O’Connor PC is serving as US legal counsel to Xtribe.

About Xtribe

Xtribe P.L.C. is a technology company that operates a digital platform that aims to connect buyers and sellers. Through its advanced features and commitment to sustainability, Xtribe aims to empower businesses, foster economic growth, and create a vibrant and inclusive online community.

About WinVest Acquisition Corp.

WinVest Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Additional Information and Where to Find It

In connection with the Proposed Transaction, WinVest intends to file with the SEC a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which will include a proxy statement/prospectus that will be both the proxy statement to be distributed to holders of WinVest’s common stock in connection with WinVest’s solicitation of proxies for the vote by WinVest’s stockholders with respect to the Proposed Transaction and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to Xtribe shareholders in the Proposed Transaction. After the Registration Statement is declared effective, WinVest will mail the definitive proxy statement/prospectus and other relevant documents to its shareholders. This press release is not a substitute for the proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS OF WINVEST AND XTRIBE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT INCLUDED IN THE REGISTRATION STATEMENT AND THE AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT XTRIBE, WINVEST, THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive proxy statement will be mailed to stockholders of WinVest as of a record date to be established for voting on the Proposed Transaction. The Registration Statement and any other relevant filed documents (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from WinVest upon written request at WinVest Acquisition Corp.,125 Cambridgepark Drive, Suite 301, Cambridge, MA, 02140.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Proposed Transaction described herein, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the Proposed Transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the Proposed Transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “anticipate,” “expect,” “believe,” “estimate,” “intend,” “may,” “plan,” “proposed,” “seek,” “will,” “would,” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: risks related to the expected timing and likelihood of completion of the Proposed Transaction, including the risk that the Proposed Transaction may not close due to the failure to receive the required securityholder approvals or due to one or more other closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; the risk that WinVest may not receive the benefits of the Proposed Transaction; WinVest’s or the combined company’s inability to meet Nasdaq’s listing standards; the costs related to the Proposed Transaction; Xtribe’s ability to manage growth; Xtribe’s ability to execute its business plan; risks related to the ability of WinVest and Xtribe to successfully integrate their respective businesses; general economic and market conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of Xtribe or WinVest; risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (vi) the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of WinVest’s securities; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of Xtribe to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; and risks relating to the combined company’s ability to enhance its services and products, execute its business strategy, expand its customer base and maintain stable relationship with its business partners.

A further list and description of risks and uncertainties can be found in WinVest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 15, 2024 (the “2023 Form 10-K”) and in the Registration Statement that will be filed with the SEC by WinVest in connection with the Proposed Transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and WinVest, Xtribe and their subsidiaries undertake no obligation to update or revise forward-looking statements, whether as a result of new information or to reflect events or circumstances occurring after the date they were made except, as required by law or applicable regulation.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of WinVest or Xtribe, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Additional information and disclosures would be required for a more complete understanding of the respective financial positions and results of operations of WinVest and Xtribe as of, and for the fiscal year ended, December 31, 2023.

Participants in the Solicitation

WinVest and Xtribe, certain stockholders of WinVest, and WinVest’s and Xtribe’s respective directors, executive officers and employees and other persons, may be deemed to be participants in the solicitation of proxies from the holders of WinVest’s common stock in connection with the Proposed Transaction. Information about WinVest’s directors and executive officers and their ownership of WinVest common stock is set forth in WinVest’s 2023 Form 10-K, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of that filing. Other information regarding the identity of and interests of the participants in the proxy solicitation, including Xtribe’s directors and executive officers, will be included in the Registration Statement pertaining to the Proposed Transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contact

WinVest Acquisition Corp.

Manish Jhunjhunwala

(617) 658-3094